  EXHIBIT 5.1

John T. Root, Jr.

ATTORNEY AT LAW

P.O. Box 5666

Jacksonville, Arkansas 72076

Phone: (501) 529-8567

Fax: (501) 325-1130

j.root.5013@gmail.com

John T. Root, Jr.

September 16, 2015

Capstone Systems Inc.

242 Dolenjska cesta

Ljubljana, Slovenia, 1000

c/o Management Services Associates LLC

525 Swallow Cv

Boulder City, NV 89005

Re:	Registration Statement on Form S-1 filed by Capstone Systems Inc.

Ladies and Gentlemen:

As special securities counsel to Capstone Systems Inc., a Nevada corporation (the "Company" or the “Registrant”), I have been requested to provide my opinion regarding 2,000,000 shares of the Company's $.001 par value common stock, which are to be issued by the Company (the "Shares"). I have been informed, and have relied upon these assumptions, that the Shares will be registered for sale pursuant to the provisions of that certain registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), of which this opinion is attached, to comply with the applicable provisions of the Securities Act of 1933, as amended (the "Act"). Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion. The opinion specified in this letter is limited to Arkansas, Federal and Nevada laws.

In connection with this opinion, I have examined the Articles of Incorporation and By Laws and the initial registration information, as shown on the Nevada Secretary of State’s website, for the Company and have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, or copies thereof, the conformity to original documents of all documents submitted to me as certified, scanned and emailed or photo-static copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to me by the Registrant.

Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

Sincerely

John T. Root, Jr.